Exhibit 99.1

Exhibit 99.1
CONFIDENTIAL INFORMATION MEMORANDUM
HERBALIFE
NUTRITION
PUBLIC
$1,325,000,000 SENIOR SECURED CREDIT FACILITIES
$150,000,000 REVOLVING CREDIT FACILITY
$1,175,000,000 TERM LOAN B
January 2017
Confidential
SPECIAL NOTICE REGARDING PUBLICLY AVAILABLE INFORMATION
HERBALIFE LTD. (THE “COMPANY”) HAS REPRESENTED THAT THE INFORMATION CONTAINED IN THIS CONFIDENTIAL INFORMATION MEMORANDUM IS EITHER (I) PUBLICLY AVAILABLE OR (II) NOT MATERIAL WITH RESPECT TO THE COMPANY OR ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE SECURITIES FOR PURPOSES OF FOREIGN, UNITED STATES FEDERAL AND STATE SECURITIES LAWS. THE RECIPIENT OF THIS CONFIDENTIAL INFORMATION MEMORANDUM HAS STATED THAT IT DOES NOT WISH TO RECEIVE MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES AND ACKNOWLEDGES THAT OTHER LENDERS HAVE RECEIVED A CONFIDENTIAL INFORMATION MEMORANDUM THAT CONTAINS ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY OR ITS SECURITIES THAT MAY BE MATERIAL. NEITHER THE COMPANY NOR THE ARRANGER NOR ANY OF THEIR RESPECTIVE AFFILIATES TAKE ANY RESPONSIBILITY FOR THE RECIPIENT’S DECISION TO LIMIT THE SCOPE OF THE INFORMATION IT HAS OBTAINED IN CONNECTION WITH ITS EVALUATION OF THE COMPANY AND THE FACILITIES.
Sole Arranger
CREDIT SUISSE

HERBALIFE NUTRITION
Table of Contents
1. Administrative information 3
2. Executive summary 17
3. Key credit highlights 27
4. Company overview 37
5. Business model 48 6. Management 56
7. Historical financial results 59
CREDIT SUISSE Confidential Page 2 of 65

HERBALIFE NUTRITION
1. Administrative information CREDIT SUISSE
Confidential

HERBALIFE NUTRITION A. Notice to and undertaking by recipients This Confidential Information Memorandum (this “Confidential Information Memorandum”) has been prepared solely for informational purposes from information supplied by or on behalf of Herbalife Ltd. (the “Company”), and is being furnished by Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Arranger”) to you in your capacity as a prospective lender (the “Recipient”) in considering the proposed Credit Facilities described in this Confidential Information Memorandum (the “Facilities”). ACCEPTANCE OF THIS CONFIDENTIAL INFORMATION MEMORANDUM CONSTITUTES AN AGREEMENT TO BE BOUND BY THE TERMS OF THIS NOTICE TO AND UNDERTAKING BY RECIPIENTS (THIS “NOTICE AND UNDERTAKING”) AND THE SPECIAL NOTICE SET FORTH ON THE COVER PAGE HEREOF (THE “SPECIAL NOTICE”). IF THE RECIPIENT IS NOT WILLING TO ACCEPT THIS CONFIDENTIAL INFORMATION MEMORANDUM AND OTHER EVALUATION MATERIAL (AS DEFINED HEREIN) ON THE TERMS SET FORTH IN THIS NOTICE AND UNDERTAKING AND THE SPECIAL NOTICE, IT MUST RETURN THIS CONFIDENTIAL INFORMATION MEMORANDUM AND ANY OTHER EVALUATION MATERIAL TO THE ARRANGER IMMEDIATELY WITHOUT MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF. I. Confidentiality As used herein: (a) “Evaluation Material” refers to this Confidential Information Memorandum and any other information regarding the Company or the Facilities furnished or communicated to the Recipient by or on behalf of the Company in connection with the Facilities (whether prepared or communicated by the Arranger, or the Company, their respective advisors or otherwise) and (b) “Internal Evaluation Material” refers to all memoranda, notes, and other documents and analyses developed by the Recipient using any of the information specified under the definition of Evaluation Material. The Recipient acknowledges that the Evaluation Material is confidential, sensitive and proprietary information and agrees that it shall keep the Evaluation Material and Internal Evaluation Material confidential; provided however that (i) it may make any disclosure of such information to which the Company and the Arranger give their prior written consent, (ii) any of such information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, “Representatives”) (it being understood that such Representatives shall be informed by it of the confidential nature of such information and shall be directed by the Recipient to treat such information in accordance with the terms of this Notice and Undertaking and the Special Notice) and (iii) it (and each Representative of the Recipient) may make any disclosure to any and all persons, without limitation of any kind, of the U.S. federal income tax treatment and U.S. federal income tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Recipient (or any Representative of the Recipient) relating to such tax treatment and tax structure. The Recipient agrees to be responsible for any breach of this Notice and Undertaking or the Special Notice that results from the actions or omissions of its Representatives. The Recipient shall be permitted to disclose the Evaluation Material and Internal Evaluation Material in the event that it is required by law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization) or in connection with any legal proceedings. The Recipient agrees that it will notify the Arranger as soon as practical in the event of any such disclosure (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process. The Recipient shall have no obligation hereunder with respect to any Evaluation Material or Internal Evaluation Material to the extent that such information (i) is or becomes publicly available other than as a result of a disclosure by the Recipient in violation of confidentiality obligations arising hereunder, (ii) was within Recipient’s possession prior to it being furnished pursuant hereto or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Company, the Arranger or their respective agents, provided that the source of such information was not known by the Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, the Arranger or any other party with respect to such information. In the event that the Recipient decides not to participate in the transaction described herein, upon request of the Arranger, the Recipient shall as soon as practicable return all Evaluation Material (other than Internal Evaluation Material) to the CREDIT SUISSE Confidential Page 4 of 65

HERBALIFE
NUTRITION
Arranger and represent in writing to the Arranger that the Recipient has destroyed all copies of the Internal Evaluation Material unless prohibited from doing so by the Recipient’s internal policies and procedures.
II. Information
The Recipient acknowledges and agrees that (i) the Arranger received the Evaluation Material from third party sources (including the Company) and it is provided to the Recipient for informational purposes, (ii) the Arranger and its affiliates bear no responsibility (and shall not be liable) for the accuracy or completeness (or lack thereof) of the Evaluation Material or any information contained therein, (iii) no representation regarding the Evaluation Material is made by the Arranger or any of its affiliates, (iv) neither Arranger nor any of its affiliates has made any independent verification as to the accuracy or completeness of the Evaluation Material, and (v) the Arranger and its affiliates shall have no obligation to update or supplement any Evaluation Material or otherwise provide additional information.
The Evaluation Material has been prepared to assist interested parties in making their own evaluation of the Company and the Facilities and does not purport to be all-inclusive or to contain all of the information that a prospective participant may consider material or desirable in making its decision to become a lender. The Recipient should take such steps as it deems necessary to assure that it has the information it considers material or desirable in making its decision to become a lender and should perform its own independent investigation and analysis of the Facilities or the transactions contemplated thereby and the creditworthiness of the Company. The Recipient represents that it is sophisticated and experienced in extending credit to entities similar to the Company. The information and data contained herein are not a substitute for the Recipient’s independent evaluation and analysis and should not be considered as a recommendation by the Arranger or any of its affiliates that the Recipient enter into any Facility.
The Evaluation Material may include certain forward looking statements and projections provided by the Company. Any such statements and projections reflect various estimates and assumptions by the Company concerning anticipated results. No representations or warranties are made by the Company, the Arranger or any of its affiliates as to the accuracy of any such statements or projections. Whether or not any such forward looking statements or projections are in fact achieved will depend upon future events some of which are not within the control of the Company. Accordingly, actual results may vary from the projected results and such variations may be material. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements.
III. General
It is understood that unless and until a definitive agreement regarding the Facilities between the parties thereto has been executed, the Recipient will be under no legal obligation of any kind whatsoever with respect to any Facility by virtue of this Notice and Undertaking except for the matters specifically agreed to herein and in the Special Notice.
The Recipient agrees that money damages would not be a sufficient remedy for breach of this Notice and Undertaking or of the Special Notice, and that in addition to all other remedies available at law or in equity, the Company and the Arranger shall be entitled to equitable relief, including injunction and specific performance, without proof of actual damages.
This Notice and Undertaking and the Special Notice together embody the entire understanding and agreement between the Recipient and the Arranger with respect to the Evaluation Material and the Internal Evaluation Material and supersede all prior understandings and agreements relating thereto. The terms and conditions of this Notice and Undertaking and the Special Notice shall apply until such time, if any, that the Recipient becomes a party to the definitive agreements regarding any Facility, and thereafter the provisions of such definitive agreements relating to confidentiality shall govern. If you do not enter into any Facility, the application of this Notice and Undertaking and the Special Notice shall terminate with respect to all Evaluation Material and Internal Evaluation Material on the date falling two years after the date of this Confidential Information Memorandum.
This Notice and Undertaking and the Special Notice shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligations Law to the extent that it mandates that the law of the State of New York govern).
CREDIT SUISSE
Confidential

HERBALIFE
NUTRITION
2. Executive summary
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

2. Executive summary

The summary below highlights information contained elsewhere in this Memorandum and is qualified in its entirety by the more detailed information and consolidated financial statements and related notes appearing elsewhere in this Memorandum. Herbalife's fiscal year closes on December 31.

A. Company overview

Herbalife Ltd. ("Herbalife" or the "Company") is a global nutrition company founded in 1980 that sells weight management, healthy meals and snacks, sports and fitness, energy and targeted nutritional products as well as personal care products. The Company sells its products primarily through the direct-selling channel, which is extremely effective because sales of health, wellness and nutritional products are strengthened by ongoing personal contact, support and education between members and their customers. Key demographic trends related to health and wellness coupled with the effectiveness of Herbalife's network marketing have led to growing consumer awareness and increasing demand for the Company's products.

As of September 30, 2016, the Company sold its products in 94 countries through a network of 4.1 million independent members ("Members"). LTM 9/30/16 net sales and adjusted EBITDA were $4,542 million and $861 million (19% margin), respectively.

Herbalife's science-based products have helped consumers from around the world lose weight and improve their health. As of December 31, 2015, the Company marketed and sold over 140 products encompassing over 5,000 SKUs globally. Its products are sold as part of a portfolio program, which is comprised of a series of related products designed to simplify weight management and nutrition for consumers. The Company's bestselling product, *Formula 1* Healthy Meal (meal replacement shake) has been approximately 30% of net sales. Herbalife segments its product portfolio into four groups:

- Weight management
- Targeted nutrition
- Energy, sports and fitness
- Outer nutrition and other

B. Transaction overview

Herbalife intends to raise $1,325 million of new credit facilities to refinance its existing revolver, raise capital for general corporate purposes and pay related fees and expenses. The Company's new credit facilities will include a $150 million revolving credit facility (the "Revolver") and a $1,175 million Term Loan B (the "TLB") (the Revolver together with the TLB, the "Credit Facilities"). Pro forma for the financing, secured leverage and total leverage will be 1.4x and 2.7x, respectively, based on LTM 9/30/16 Adj. EBITDA of $861 million. The proceeds will be used to repay ~$410mm of existing debt as well as cash on balance sheet for general corporate purposes, including but not limited to potential growth investments and share repurchases within eighteen months of the closing date.

Summary of the credit facilities

	Revolving Credit Facility	Term Loan B
Amount:	$150 million (undrawn)	$1,175 million
Applicable margin:	L + 3.00%	L + 3.75%
LIBOR floor:	0.75%	0.75%
Upfront fee / issue price:	125-75 bps tier-based	99.0
Tenor:	5 years	7 years

Note: Adjusted EBITDA calculated based on existing credit agreement.

CREDIT SUISSE

Confidential
Page 18 of 65

HERBALIFE NUTRITION

Sources and uses

($ in millions)

Sources	Amount
New $150m revolver	–
New term loan B	1,175
Total sources	**$1,175**

Uses	Amount
Repay existing $425m revolver	$410
General corporate purposes	737
Estimated fees and expenses	28
Total uses	**$1,175**

Pro forma capitalization

($ in millions)

	As of 9/30/16		
	Actual	Adj.	Pro forma
Capitalization:			
Cash and cash equivalents	$788	$737	$1,525
Existing $425m revolver	$410	($410)	–
New $150m revolver	–	–	–
New term loan B	–	1,175	1,175
Total secured debt	**$410**		**$1,175**
Existing convertible notes(1)	$1,150	–	$1,150
Other debt	19	–	19
Total debt	**$1,579**		**$2,344**
Market value of equity(2)	5,101	–	5,101
Total capitalization	**$6,680**		**$7,445**
LTM operating statistics:			
Adj. EBITDA	$861	–	$861
Net cash interest expense	42	36	78
Capital expenditures	133	–	133
Credit statistics:			
Secured debt / Adj. EBITDA	0.5x		1.4x
Total debt / Adj. EBITDA	1.8x		2.7x
Net total debt / Adj. EBITDA	0.9x		1.0x
Adj. EBITDA / Net cash interest expense	20.3x		11.0x
(Adj. EBITDA - capex) / Net cash interest expense	17.1x		9.3x
Market value of equity / Total capitalization	*76.4%*		*68.5%*

Note: Adjusted EBITDA calculated based on existing credit agreement.
(1) Due 2019, assumes maturity extension.
(2) Market capitalization based on share price of $53.30 as of January 18, 2017.

CREDIT SUISSE

Confidential
Page 19 of 65

HERBALIFE NUTRITION

D. Company overview

Herbalife is a global nutrition company founded in 1980 that develops, manufactures and sells weight management, healthy meals and snacks, sports and fitness, energy and targeted nutritional products as well as personal care products. Key demographic trends related to health and wellness coupled with the effectiveness of Herbalife's network marketing have led to growing consumer awareness and increasing demand for the Company's products. The Company sells its products primarily through the direct-selling channel, which is extremely effective because sales of health, wellness and nutritional products are strengthened by ongoing personal contact, support and education between Members and their customers towards a healthy and active lifestyle.

As of September 30, 2016, the Company sold its products in 94 countries through a network of 4.1 million independent Members generating worldwide net sales of approximately $4.5 billion over the twelve-month period ending 9/30/16.

Herbalife's science-based products have helped consumers from around the world lose weight and improve their health. As of December 31, 2015, the Company marketed and sold over 140 products encompassing over 5,000 SKUs globally. Its products are sold as part of a portfolio program, which is comprised of a series of related products designed to simplify weight management and nutrition for consumers. The Company's *Formula 1* Healthy Meal replacement shake is its best-selling product line, which has been approximately 30% of net sales.

Herbalife snapshot

37 years of operations

$5.1bn market capitalization(1)

~8,000 employees worldwide(2)

>140 products(2)

94 countries of operations(3)

Net sales


($ in millions)
11.3% CAGR
$4,072
$4,863
$4,825
$5,140
$4,959
$5,162
$4,469
$6,077
$4,542
2012
2013
2014
2015
LTM 9/30/16
Cumulative FX impact

Adj. EBITDA


($ in millions)
9.9% CAGR
$770
$940
$922
$976
$922
$1,032
$845
$1,096
$861
2012
2013
2014
2015
LTM 9/30/16
Cumulative FX impact

Note: CAGR calculated based on cumulative FX adjusted figures. Cumulative FX impact based on 2012 FX rates. Adjusted EBITDA calculated based on existing credit agreement.
(1) Market capitalization based on share price of $53.30 as of January 18, 2017.
(2) As of 12/31/2015.
(3) As of 9/30/2016.

CREDIT SUISSE
Confidential
Page 22 of 65

HERBALIFE
NUTRITION
Geographic presence and product mix
As of September 30, 2016, the Company sold products in 94 countries throughout the world and was organized and managed by six geographic regions: North America, Mexico, South & Central America, EMEA (Europe, Middle East and Africa), Asia Pacific (excluding China) and China. The Company aggregates its operating segments, excluding China, into a reporting segment, or the Primary Reporting Segment, as management believes that the Company’s operating segments have similar operating characteristics and similar long term operating performance. China has been identified as a separate reporting segment as it does not meet the criteria for aggregation.
As of December 31, 2015, the Company marketed and sold over 140 products globally, which it categorizes into four groups:
Weight management: weight-loss solutions consisting of functional foods and meal replacement products
Targeted nutrition: nutritional and dietary supplements containing quality herbs, vitamins and minerals for healthy aging and everyday wellness
Energy, sports and fitness: dietary and nutritional supplements formulated to meet the nutritional needs of athletes
Outer nutrition and other: body scrubs, creams, specific skin products, start-up kits and sales tools
Net sales by region
Mexico 10% North South and America Central 21% America 12% APAC EMEA 20% 18% China 20% Net sales by product category Energy, sports & Outer fitness nutrition(1) 6% 7% Targeted nutrition 24% Weight management 64%
Note: Net sales data as of LTM 9/30/16.
(1) Includes Literature, promotional & other.
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

E. Historical financial summary

($ and volume points in millions)

	Fical year ended 12/31,				LTM	CAGR
	2012	2013	2014	2015	9/30/16	'12 - LTM
Volume points	**4,720**	**5,337**	**5,443**	**5,336**	**5,597**	*5%*
Net sales						
North America	$841	$908	$927	$880	$957	3%
Mexico	496	562	568	480	456	(2%)
South & Central America	689	974	826	570	504	(8%)
EMEA	628	735	843	755	811	7%
APAC (ex. China)	1,140	1,175	1,130	939	919	(6%)
China	279	472	664	846	894	36%
Total net sales	**$4,072**	**$4,825**	**$4,959**	**$4,469**	**$4,542**	*3%*
% growth - Total net sales	*18%*	*18%*	*3%*	*(10%)*	*2%*	
Gross profit	$3,260	$3,862	$3,976	$3,613	$3,679	3%
% margin	*80%*	*80%*	*80%*	*81%*	*81%*	
Royalty overrides	$1,339	$1,498	$1,471	$1,251	$1,274	
% of total net sales	*33%*	*31%*	*30%*	*28%*	*28%*	
SG&A (ex. D&A)	1,185	1,544	1,898	1,680	1,890	
% of total net sales	*29%*	*32%*	*38%*	*38%*	*42%*	
Adjusted EBITDA	**$770**	**$922**	**$922**	**$845**	**$861**	*3%*
% margin (1)	*19%*	*19%*	*19%*	*19%*	*19%*	
Capital Expenditures	$123	$163	$157	$79	$133	
% of total net sales	*3%*	*3%*	*3%*	*2%*	*3%*	

Note: Volume points are the weighted average measure of product sales volume. They are unaffected by exchange rates or price changes and are used as a proxy for sales trends.
Adjusted EBITDA calculated based on existing credit agreement.

(1) Adjusted EBITDA margin calculated as adjusted EBITDA divided by total net sales.

CREDIT SUISSE

Confidential
Page 24 of 65

HERBALIFE NUTRITION

F. Recent developments

Fourth quarter 2016 update

The Company expects fourth quarter volume to be toward the low end of guidance provided on November 1, 2016. Previous fourth quarter volume guidance was down 1.5% to growth of 2.5% as compared to prior year period. Additionally, the Company has seen further strong currency headwinds since the guidance it announced on November 1, 2016. The additional strong headwinds will impact fourth quarter net sales causing reported net sales to be below previous guidance. Fourth quarter 2016 net sales is now expected to be between down 6.0% to down 4.0% as compared to the fourth quarter of 2015. The Company continues to expect GAAP and adjusted EPS for the fourth quarter to be within the range previously provided of between $0.90 and $1.10 per share and between $0.80 and $1.00 per share, respectively.

The Company has presented ranges for the information set forth above, instead of specific numbers, as the Company's results of operations for the fourth quarter and full year 2016 are not yet available. The expected results above reflect the Company's current estimates based on information available as of the date hereof, and management prepared this estimated financial information in good faith based upon the Company's internal reporting. However, although management has not identified any events or trends that occurred during the periods which might materially affect these estimates, these estimates are inherently uncertain and subject to change. Actual results remain subject to the completion of management's final review, other year-end financial closing procedures and the completion of the preparation of the Company's audited financial statements, at which time additional items may require adjustments to the preliminary estimated financial results presented above, and such adjustments could be material.

Updated 2017 Guidance (excludes impact of this potential financing transaction)

The U.S. dollar has strengthened significantly since the Company last provided guidance on November 1, 2016. The Company is updating its 2017 guidance for the movement in currency on which the prior guidance was prepared. As a result of additional currency headwinds, the Company's estimated GAAP and adjusted diluted EPS are now expected to be negatively impacted by approximately $0.40 per share compared to prior guidance. Therefore, the updated 2017 GAAP and adjusted diluted EPS guidance provided in the table below now includes approximately $0.55 per share headwind (which is up from initial guidance of a $0.15 per share headwind) due to the expected unfavorable impact of currency fluctuations as compared to the full year 2016.

For the full year 2017, the Company is maintaining its previous volume guidance in the range of 2.0% to 5.0% growth. However, due primarily to the additional currency headwinds noted above, the Company is lowering full year 2017 net sales guidance by 320 basis points versus previous guidance (see table below).

Based on current business trends, the Company's full year 2017 guidance is as follows:

	Twelve months ending December 31, 2017	
	Low	High
Volume point growth vs 2016	2.0%	5.0%
Net sales growth vs 2016	0.3%	3.3%
Diluted EPS[(2)(3)]	$3.55	$3.95
Adjusted[(1)] diluted EPS[(3)]	$4.20	$4.60
Capex ($ millions)	$125.0	$155.0
Effective tax rate[(2)]	27.5%	29.5%
Currency adjusted net sales growth vs 2016	3.9%	6.9%
Currency adjusted diluted EPS[(3)]	$4.75	$5.15

(1) Adjusted diluted EPS, for the purposes of 2017 guidance, excludes the impact of expenses relating to challenges to the Company's business model, the impact of non-cash interest costs associated with the Company's convertible notes, and costs related to the FTC settlement implementation. See Schedule A - "Reconciliation of Non-GAAP Financial Measure" for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why management believes this non-GAAP measure is useful.

(2) Excludes any ongoing tax effects from the exercise of equity awards that could impact our tax rate beginning fiscal year 2017 due to a recently issued stock compensation accounting standard.

(3) Excludes impact of this potential financing transaction.

CREDIT SUISSE
Confidential
Page 25 of 65

HERBALIFE
NUTRITION
Forward guidance is based on the average daily exchange rates of the four weeks trailing January 13, 2017.
Schedule A: Reconciliation of non-GAAP financial measure (unaudited and unreviewed)
In addition to its guidance calculated in accordance with GAAP, the Company has included in this presentation guidance regarding adjusted diluted EPS, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that this non-GAAP financial measure, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because it facilitates a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Company’s definition of adjusted diluted EPS may not be comparable to similarly titled measures of other companies because other companies may not calculate it in the same manner as the Company does and should not be viewed in isolation from nor as an alternative to diluted EPS calculated in accordance with GAAP.
The following is a reconciliation of diluted EPS guidance, presented in accordance with GAAP, to adjusted diluted EPS guidance.

Twelve months ending
December 31, 2017
Diluted EPS guidance(1) $3.55 - $3.95
Expenses incurred responding to attacks on the company’s business model(2) 0.06
Non-cash interest expense and amortization of non-cash issuance costs(3) 0.50
Expenses related to the implementation of the FTC order(4) 0.12
Income tax adjustments for above items(5) (0.05)
Adjusted diluted EPS guidance(6) $4.20 - $4.60

(1) Excludes the potential ongoing tax effects from the exercise of equity awards that will impact the Company’s tax rate beginning fiscal year 2017 due to a recently issued Stock Compensation accounting standard.
(2) Excludes tax impact of $1.5 million for the twelve months ending December 31, 2017.
(3) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4) Excludes tax impact of $3.0 million for the twelve months ending December 31, 2017.
(5) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 2 and 4 above.
(6) Amounts may not total due to rounding.
Regulatory update
The Company’s implementation of the previously disclosed Consent Order with the Federal Trade Commission is under way. The Consent Order requires the Company to categorize its members into one of two categories, “preferred members” – those members who only purchase products at a discount, or “distributors” – those members who choose to resell the products or build a sales organization. Although not required until May 2017, the Company initiated the process of allowing existing members in the United States to affirmatively elect to be classified as preferred members in October of 2016 and as of January 17, 2017, approximately 200,000 participants have converted to preferred members. Additionally, beginning in mid-January, the Company commenced the requirement for all new members in North America to select the category of either preferred member or distributor in their enrollment with the Company. The Company believes the conversion of participants to preferred members is in line with its expectations.
The SEC has requested from the Company documents and other information relating to the Company’s anti-corruption compliance in China and the Company is conducting its own review. The Company has discussed the SEC’s investigation and the Company’s review with the Department of Justice. The Company is cooperating with the SEC’s investigation and cannot predict the eventual scope, duration, or outcome of the matter at this time.
CREDIT SUISSE
Confidential

HERBALIFE
NUTRITION
3. Key credit highlights
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

3. Summary of key credit highlights

1 Attractive industry fundamentals	■ Expansive global health and wellness market – Herbalife products address $114 billion of total $211 billion health and wellness market[(1)] – The market is expected to grow from 2015-2020 at CAGR of 5%[(1)] ■ The global obesity and overweight epidemic is driving increasing healthcare costs – An estimated 1.9 billion adults are obese or overweight[(2)] – For effective treatment, much more needs to be spent on health and wellness prevention
2 Diversified revenue streams across geographies and product	■ Herbalife has over 140 products that enable Members to sell a comprehensive package of weight management, nutrition and personal care solutions to end users ■ Global presence across 94 countries – North America: 21% of net sales[(3)] – Asia Pacific: 20% of net sales[(3)] – China: 20% of net sales[(3)]
3 Nutrition-based science driving clinically proven results	■ Clinical research from recognized licensing and regulatory boards support the efficacy of Herbalife's products ■ Herbalife's Nutrition Advisory Board is comprised of a leading team of industry experts who shape the Company's leadership in the field of nutrition and health
4 Large, highly motivated and growing member base	■ As of 9/30/2016, over 4.1 million Members, which have grown at a 6.4% compound annual growth rate from 2012 to LTM 9/30/2016 ■ 54% sales leader retention rates[(4)] demonstrate the effective business opportunity that Herbalife offers its Members
5 Scalable business model	■ Herbalife's scalable business model facilitates expansion with only moderate investment in infrastructure and other fixed costs ■ The Company incurs no direct incremental costs to add new Members because Members bear the majority of consumer marketing expenses ■ Herbalife has achieved strong free cash flow through various business cycles and market environments
6 Proven management team	■ Herbalife management has a strong track record of marketing excellence with attention to manufacturing quality products and delivering results – Michael Johnson, Des Walsh, Rich Goudis and John DeSimone have managed the Company for a combined 46 years ■ Effective June 2017, Mr. Johnson will transition to Executive Chairman and Mr. Goudis will be promoted to Chief Executive Officer

(1) Source: Euromonitor, 2015.
(2) World Health Organization 2014.
(3) As of LTM 9/30/16.
(4) For fiscal year 2015.

CREDIT SUISSE
Confidential
Page 28 of 65

HERBALIFE
NUTRITION
1 Attractive industry fundamentals
Herbalife’s markets are large and growing because of the following key demographic trends influencing consumers:
Obesity and overweight epidemic
Huge cost that obesity has on public health
Increasing global life expectancy
Rising entrepreneurship amongst a growing global middle class
As of 2015, the global health and wellness market was $211 billion and projected to grow at a 5% CAGR until 2020. Within health and wellness, Herbalife operates primarily in weight management, vitamin products and sports nutrition, which, for the twelve-month period ended 9/30/16, made up 64%, 24% and 6% of Herbalife’s net sales, respectively. Outlined below are the current health and wellness trends that are driving growth in the industry and, in particular, the increasing consumption of products such as those provided by Herbalife.

Trend Overview
Healthy eating, nutrition Nearly half of global consumers are trying to lose weight(1)
and weight loss Nearly 75% of global consumers plan to change their diets in the next year and 72% plan to prioritize exercise(1)
Millennials and Generation Z (collectively all consumers under age 34) rate highest in terms of valuing health attributes in products and are the most willing to pay premiums for them(1)
Preventative and Consumers want faster, easier, self-service ways to manage and improve their health(2)
personalized health Solutions must allow consumers to take charge of their own health and be an informed stakeholder in their health decisions(2)
Spending on health clubs has continued to growth in the United States(2)
Beauty and anti-aging Brands with a natural and/clinical orientation represented the largest combined share of prestige skincare sales in 2015(3)
Dollars sales of face supplements have grown more than fivefold over the past two years(3)

Health and wellness market size and growth expectations

Consumer Health 2015 Market size: $211.0bn Growth 2010-2015: 2.6% 2015-2020: 5.0%
Weight management 2015 Market size: $15.4bn Growth 2010-2015: 3.1% 2015-2020: 6.0%	Vitamins & Dietary Supplements 2015 Market size: $87.3bn Growth 2010-2015: 3.6% 2015-2020: 5.5%	Sports Nutrition 2015 Market size: $10.8bn Growth 2010-2015: 9.9% 2015-2020: 10.1%	OTC Healthcare 2015 Market size: $97.5bn Growth 2010-2015: 1.1% 2015-2020: 3.8%
Weight management products make up 64% of Herbalife sales	Vitamin products make up 24% of Herbalife sales	Sports Nutrition make up 6% of Herbalife sales

Source: Euromonitor,2015.
(1) Nielsen Health & Wellness Survey1, 2015.
(2) Accenture, The Changing Future of Consumer Health report, 2013.
(3) The NPD Group, March 2016.
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

The obesity and overweight epidemic has a tremendous effect on people's lives and public health costs. Some of the leading causes of preventable death can be directly linked to obesity, including heart disease, stroke, type 2 diabetes and certain types of cancer[1]. The estimated annual medical cost of obesity in the United States alone was $147 billion in 2014 and the medical costs for people who are obese were $1,429 higher than those of normal weight[1]. Obesity is a complex condition, one with serious social and psychological dimensions, that affects virtually all ages and socioeconomic groups and threatens to overwhelm both developed and developing countries[2].

Evidence shows that obesity prevention policy and environmental change efforts should focus on facilitating the following key behaviors which are all related to health and wellness prevention[3]:

- Eating healthier foods
- Increasing physical activity
- Limiting the amount of time sitting
- Improving sleep
- Reducing stress

Global obesity and overweight epidemic

~1.9bn adults are obese / overweight[4]

~600mm adults are obese[4]

70%+ of Americans are obese / overweight[4]

- The US has the 2nd largest percentage of obese / overweight people in the world[5]
  - Hispanic and African American people are unduly affected
    - 43% and 48% of obese / overweight, respectively[6]
  - Most common among middle age adults (40-59 years)
    - 40% of obese / overweight[6]
  - 18% of premature deaths in the U.S. are associated with excessive body mass*[7]

US public health spend[7]


What we spend being healthy
What makes us healthy
Medical services 90%
Healthy behaviors 9%
Other 1%
Access to care 6%
Genetics 20%
Socio-econimical & physical enviroment 22%
Healthy behaviors 37%
Other 15%

(1) Centers for Disease Control and Prevention.
(2) World Health Organization, 2014.
(3) Harvard T.H. Chan School of Public Health.
(4) World Health Organization 2014.
(5) Center for Disease Control, 2014.
(6) Organization for Co-operation and Development, 2014.
(7) Better Policies for a Healthier America 2014.

CREDIT SUISSE
Confidential
Page 30 of 65

HERBALIFE NUTRITION

2 Diversified revenue streams across geographies and products

As of 9/30/16, Herbalife sold its products in 94 countries through a network of 4.1 million independent Members. No region represents more than approximately 20% of the Company's net sales. The top ten countries worldwide represented approximately 74%, 73% and 73% of the Company's net sales in 2015, 2014 and 2013, respectively.

Net sales by region


2010
China 7%
APAC 25%
North America 22%
EMEA 19%
South and Central America 14%
Mexico 12%
Q3 2016
Mexico 10%
North America 21%
APAC 20%
China 20%
EMEA 18%
South and Central America 12%

Net sales by product category


2010
Energy, sports & fitness 4%
Outer nutrition(1) 11%
Targeted nutrition 23%
Weight mgmt. 62%
Q3 2016
Energy, sports & fitness 6%
Outer nutrition(1) 7%
Targeted nutrition 24%
Weight mgmt. 64%

(1) Includes Literature, promotional & other.

CREDIT SUISSE
Confidential
Page 31 of 65

HERBALIFE NUTRITION

As of December 31, 2015, Herbalife marketed and sold over 140 products encompassing over 5,000 SKUs globally. The Company offers a comprehensive suite of health and wellness products, including weight management, digestive health, stress management, immune health, heart health, energy & fitness and healthy aging across the world. The Company's product strategy includes projects such as seasonal flavors of its meal replacement shake, new flavors of top selling products and various package sizes and products that can be consumed hot, such as savory shakes and soups. The Company aims to have at least one major product launch each year, timed around major regional Member education and training events. Products launches typically target specific product categories and markets the Company deems strategic to its business.

Product category	Representative products			
Weight Management (64% of net sales)	*Formula 1* 	*Herbal Tea Concentrate* 	*Protein Drink Mix (PDM)* 	*Protein Powder* 
Targeted Nutrition (24% of net sales)	*Herbal Aloe Concentrate* 	*Niteworks®* 	*Multi-Vitamin* 	*Best Defense* 
Energy, Sports and Fitness (6% of net sales)	*Herbalife 24* 	*H_2O fitness drink* 	*Liftoff®* 	*Muscle strength & recovery* 
Outer Nutrition: Skin Care (3% of net sales)	*SKIN* 	*Herbal aloe* 	*NouriFusion ® eye cream* 	*Herbal aloe everyday* 
Literature, Promotional and Other (4% of net sales)	International Business Packs, BizWorks, clothing 		 	

Note: Percentages of net sales for the LTM period ended 9/30/16.

CREDIT SUISSE
Confidential
Page 32 of 65

HERBALIFE
NUTRITION
3 Nutrition-based science driving clinically proven results
Herbalife invests significantly in clinical research to develop industry leading products that are safe and effective. Since 2010, the Company has invested over $250 million in self-manufacturing. As a result, Herbalife has a robust in-house product testing capability.
In addition to ensuring the highest quality ingredients and building the quality into the finished products, Herbalife tests incoming raw materials for compliance to potency, identity and adherence to strict specifications. Finished products are analyzed for label claim and microbiological purity thereby verifying product safety and shelf life in the market. For the Company’s self-manufactured products, it does substantially all of its testing in-house at the Company’s modern quality control laboratories in the United States and China. The Company has major quality control labs in Southern California, Winston-Salem, North Carolina, Suzhou, China and its Worldwide Quality Center of Excellence in Changsha, China. All Herbalife Innovation & Manufacturing (“H.I.M.”) quality control labs contain modern analytical equipment and are backed by the expertise in testing and methods development of the Company’s scientists.
Herbalife employs over 300 professionals, including 36 PhD’s performing science or technical related functions, which includes product development, quality control and scientific and regulatory affairs around the world.
Clinical research from recognized licensing and regulatory boards support the efficacy of Herbalife’s products
“Overall, our study findings indicate that, in METS patients, LCPUFA supplementation and protein meal replacement under calorie-
restricted dietary conditions exert beneficial effects on metabolic parameters…”
journal of functional foods
Lee et al. Journal of Functional Foods, 2015
“These findings demonstrate significant beneficial effects of protein-enriched meal replacements on reduction in waist circumference among overweight and obese Chinese with hyperlipidemia.”
American College of Nutrition
Chen et al. Journal of the American College of Nutrition, 2016
“A statistically significant lower prevalence of metabolic syndrome was observed in club members compared to controls, suggesting better overall cardio metabolic health.”
Tufts Medical Center
Tufts study presented at the 2015 annual meeting of The Obesity Society, Los Angeles, CA
Herbalife’s Nutrition Advisory Board (NAB) is comprised of leading experts from around the world in nutrition, science and health. The NAB helps educate and train distributors on leading a healthy, active lifestyle and getting proper nutrition, including the purpose and use of Herbalife products. The NAB, along with the Company’s in-house scientific team, continually upgrades and introduces new products as new scientific studies become available by regulatory authorities around the world.
Herbalife’s Nutritional Advisory Board is comprised of prominent professionals that help shape the Company’s leadership
John Agwunobi Ph.D. Chief Health and Nutrition Officer
David Heber M.D., Ph.D., F.A.C.P., F.A.C.N. Chairman Nutrition Institute and Nutrition Advisory Board
Vasilios Frankos Ph.D. Senior Vice President Global Product Safety Science and Compliance
Louis Ignarro Ph.D. Nobel Laureate in Medicine Nutrition Nutrition Institute and Advisory Board
Luigi Gratton M.D., M.P.H. VP Worldwide Nutrition Education & Development
Rocio Medina M.D. VP Nutrition Training
Dana Ryam Ph.D. Senior Manager, Sports Performance & Education
John Heiss Ph.D. Senior Director Sports and Fitness, Worldwide Product Marketing
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

4 Large, highly motivated and growing member base

As of September 31, 2016, Herbalife sold its products in 94 countries through a network of 4.1 million independent Members. People become Herbalife Members for a number of reasons. Many start out as product consumers who want to lose weight and improve their nutrition. Some join simply to receive a wholesale price on products they and their families can consume and enjoy. Some join to earn part-time income, wanting to give direct sales a try, whereas others are drawn to Herbalife because they can be their own boss and can earn rewards based on their own skills and hard work.

Primary reason for becoming a member[1]


Product discount for personal use 73%
Part-time income 23%
Full-time income 4%

Herbalife is a consumption based business

- 73% of business members are primarily discount buyers[2]
- 97% of sales end up in the hands of end users[3]
- Very low return rates (0.09% for Q3 2016)

(1) Represents U.S. members for 2012.
(2) Distributor research survey conducted by Lieberman Research Worldwide, January 2013.
(3) Walter H.A. Vandaele, Ph.D., April 2014.

Herbalife also has strong sales leader retention rates. For 2015, the Company's total sales leader retention rate was 54%. Sales leader retention rates grew or remained flat from 2014 to 2015 in four out of its five regions, including North America, South & Central America, EMEA and APAC. Overall, the Company's large and growing Member base and high sales leader retention rates demonstrate its effective consumption model for end users and prominent business opportunity for distributors.

Large and steadily growing member base


(in millions)
CAGR: 6.4%
3.2
3.7
4.0
4.0
4.1
2012
2013
2014
2015
LTM 9/30/16

Active sales leader growth[1]


(in thousands)
CAGR
9.4%
6.4%
18.7%
10.6%
4.2%
5.1%
2012: 72, 63, 44, 45, 58, 66
2013: 315, 72, 50, 58, 64, 72
2014: 340, 75, 59, 64, 66, 76
2015: 353, 76, 74, 61, 65, 77
North America
Mexico
South & Central America
EMEA
APAC

Strong sales leader retention rate[2]


North America: 55% 55% 58% 58%
Mexico: 58% 54% 57% 57%
South & Central America: 54% 55% 52% 53%
EMEA: 61% 68% 68% 64%
APAC: 40% 40% 44% 44%
Total: 52% 52% 54% 54%
2012
2013
2014
2015

Note: To become a Member, a person must be sponsored by an existing Member and purchase an Herbalife Member Pack (HMP). To attain sales leader status, a Member must reach a volume point threshold in a given timeframe.
(1) As of December 31, 2015.
(2) Sales leader retention is measured in February of each year based on activity in the previous 12 months. The 2015 data presented above is for the 12 month period ended January 31, 2016. Reported February 2016.

CREDIT SUISSE
Confidential
Page 34 of 65

HERBALIFE NUTRITION

6 Proven management team

Led by Michael Johnson, Des Walsh, Rich Goudis and John DeSimone, who have collectively spent nearly 50 years at Herbalife, the executive team has been at the forefront of the Company's evolution to a global nutrition company.

Effective June 1, 2017, Michael Johnson will transition to Executive Chairman and Rich Goudis will assume CEO role. Rich Goudis joined Herbalife in 2004 as CFO and became Chief Operating Officer in 2010. During his tenure as COO, the Company has expanded its H.I.M. facilities to five locations around the world and has gone from 0% self-manufacturing to ~65%.

Name	Title	Prior experience	Years at Herbalife
Michael O. Johnson(1)	Chairman & CEO	Walt Disney Pictures	13
Des Walsh	President	DMX Music	12
Richard Goudis(2)	Chief Operating Officer	Sundown Naturals	12
John DeSimone	Chief Financial Officer	Sundown Naturals	9
Dr. John Agwunobi	Chief Health and Nutrition Officer	Walmart	<1
Alan Hoffman	Executive VP, Global Corporate Affairs	pepsi	2
Mark Friedman	Executive VP, General Counsel and Secretary	pinkberry	3
Robert Levy	Executive VP, World Wide Sales	HERBALIFE NUTRITION	23
Miguel Angel Fernandez	Executive VP and Managing Director, The Americas	HERBALIFE NUTRITION	9
Pamela Jones Harbour	Senior VP and Legal Officer, Global Member Compliance		2

(1) Transitioning to Executive Chairman, effective 6/1/17.
(2) Promoted to Chief Executive Officer, effective 6/1/17.

CREDIT SUISSE
Confidential
Page 36 of 65

HERBALIFE
NUTRITION
4. Company overview
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

4. Company overview

A. Business overview

Herbalife is a global nutrition company founded in 1980 that sells weight management, healthy meals and snacks, sports and fitness, energy and targeted nutritional products as well as personal care products. Key demographic trends related to health and wellness coupled with the effectiveness of Herbalife's network marketing have led to growing consumer awareness and increasing demand for the Company's products. The Company sells its products primarily through the direct-selling channel, which is extremely effective because sales of health, wellness and nutritional products are strengthened by ongoing personal contact, support and education between Members and their customers towards a healthy and active lifestyle.

As of September 30, 2016, the Company sold its products in 94 countries through a network of 4.1 million independent Members, or Members. The Company reports revenue in six geographic regions: North America, Mexico, South and Central America, EMEA, which consists of Europe, the Middle East and Africa, Asia Pacific (excluding China) and China.

Herbalife's science-based products have helped consumers from around the world lose weight and improve their health. As of December 31, 2015, the Company marketed and sold over 140 products encompassing over 5,000 SKUs globally. Its products are sold as part of a portfolio program, which is comprised of a series of related products designed to simplify weight management and nutrition for consumers. For 2015, 2014 and 2013, the Company's *Formula 1* Healthy Meal, its best-selling product line, approximated 30% of net sales. Herbalife categorizes its products into four groups:

- Weight management: weight-loss solutions consisting of functional foods (64% of LTM 9/30/16 net sales)
- Targeted nutrition: nutritional and dietary supplements containing quality herbs, vitamins and minerals for healthy aging and everyday wellness (24% of LTM 9/30/16 net sales)
- Energy, sports and fitness: dietary and nutritional supplements formulated to meet the nutritional needs of athletes (6% of LTM 9/30/16 net sales)
- Outer nutrition: body scrubs, creams and specific skin products (7% of LTM 9/30/16 net sales, including Literature, promotional and other products)

For the LTM period ended 9/30/16, Herbalife generated revenue and adjusted EBITDA of $4,542 million and $861 million (19% margin), respectively.


Net sales
($ in millions)
11.3% CAGR
$4,072
$4,863
$4,825
$5,140
$4,959
$5,162
$4,469
$6,077
$4,542
2012
2013
2014
2015
LTM 9/30/16
Cumulative FX impact


Adj. EBITDA
($ in millions)
9.9% CAGR
$770
$940
$922
$976
$922
$1,032
$845
$1,096
$861
2012
2013
2014
2015
LTM 9/30/16
Cumulative FX impact

Note: Adjusted EBITDA calculated based on existing credit agreement.

CREDIT SUISSE

Confidential
Page 38 of 65

HERBALIFE NUTRITION

B. History

Founded in 1980, Herbalife pursues its mission of changing people's lives by producing high quality, science based products for its distributors and customers who seek a healthy lifestyle as well as offers a potentially financially rewarding business opportunity to those distributors who seek full or part-time income. Herbalife has evolved and grown extensively since Michael Johnson was named Chief Executive Officer in 2003. In 2005, Herbalife expanded its operations into China, which now accounts for approximately 20% of net sales for the twelve-month period ended 9/30/16. That year, the Company also standardized its Nutrition Clubs, which are an essential element of the Company's socialization strategy. Herbalife has made significant investments in manufacturing, product science and safety and its information technology infrastructure.

In July 2016, the Company agreed to a settlement with the Federal Trade Commission ("FTC"), making a $200 million cash payment in Q3 and committing to implement certain procedures and enhance certain existing procedures in the U.S. business practice, most of which the Company will have until May 2017 to implement.

- The Company has agreed to take certain actions to better track customer segmentation between Preferred Customers, those seeking to purchase products at a discount and Distributors, those seeking to purchase products for resale or for personal consumption
- The Company is developing a receipt system that will enable it to better track and illustrate retail consumption which will be used to drive rewards to distributors going forward
- The Company has until May 2017 to implement the settlement and is well under way to rolling out the new system

In November 2016, Herbalife announced that Michael Johnson will transition to Executive Chairman and Rich Goudis, the current Chief Operating Officer, will be promoted to Chief Executive Officer effective June 1, 2017.


Founded in 1980
Refine Consumer Focused Strategy 2003 – 2004
Pursue Growth, Build-out Technology 2005 – 2008
Internalize Manufacturing and Other 2009 – 2016
Today
Multi-level marketing (MLM) company
Michael Johnson becomes CEO
Completes IPO, lists on NYSE
Global Oracle IT infrastructure implementation
Expanded to China
Standardized Nutrition Clubs
Presenting sponsor of LA Galaxy
Opened two manufacturing facilities in China and two in the U.S.
Opened first botanical extraction facility in China
Launched Herbalife24 sport nutrition product line
Gold standard consumer protection established
Global nutrition company

CREDIT SUISSE
Confidential
Page 39 of 65

HERBALIFE NUTRITION

C. What we do: From Seed to Feed

Seed to Feed is about ensuring the quality of Herbalife's products from beginning to end. Herbalife's in-house R&D, manufacturing capability and proprietary distribution channel provide a competitive advantage and high barriers to entry. In terms of ingredient procurement, soy purchases are roughly $90-100 million per year and corn fructose is roughly $12-13 million per year. Herbalife uses the world leaders in ingredient procurement for suppliers. To ensure quality, the Company relies on DuPont for soy isolate and Tate & Lyle for corn fructose. For vitamins, Herbalife partners with DSM, one of the largest vitamin companies in the world. For botanicals, excluding soy and aloe, the Company has chosen to source these directly from farms and process them in the Company's own facility, H.I.M. Changsha. The final component of Seed to Feed is ensuring quality final production into a finished good. For key powder, liquid and tea products Herbalife has chosen to self-manufacture in its facilities. This Seed to Feed strategy has driven the Company to self-manufacture ~65% of its products.


FedEx
Product development
Ingredient procurement
Manufacturing
Distribution Centers
FedEx
Pickup/stores
Distributor network
Non-reselling consumers

Product development

- 300 scientists
- 36 PhDs
- Rigorous scientific studies
- "Build it better" mission
- Dietary Advisory Board
- 15 experts in academia
- Launch 1-2 new products / year

Ingredient procurement

- Soy ($90-100 million per year)
- Corn fructose ($12-13 million per year)
- Vitamins
- 3 year contracts
- Backup sources

Manufacturing

- 65% of products self manufactured
- 3 U.S. plants
- 4 Chinese plants
- High quality testing
- Return rate of 0.09% of sales
- Production capacity avail. through 2023
- Spent $250mm in last 6 years on infrastructure

Hub DC

- Memphis, TN (259,000 sq. ft.)
- Los Angeles, CA (255,000 sq. ft.)
- Venray, Netherlands (257,000 sq. ft.)

Mid-size DC

- Mexico
- South Korea

Access points

- Multiple formats depending on local market
- 1,500+ access points

Nutrition Club

- 5,900 clubs in U.S.
- 90,000 clubs worldwide
- 75% of Nutrition Clubs opened since the beginning of 2015 were started by distributors who had more than one year of tenure

"Drop-ship"

- Company drop-ships to end-customer and each level of the distributor network via FedEx

Source: Company documents.

CREDIT SUISSE
Confidential
Page 40 of 65

HERBALIFE NUTRITION

D. Product offering overview

For 37 years, the Company's science-based products have helped Members and their customers from around the world lose weight, improve their health and experience life-changing results. Herbalife's products are often sold as part of a program, and therefore its portfolio is comprised of a series of related products designed to simplify weight management and nutrition for the Company's Members and their customers.

The Company categorizes its products into four groups: weight management, targeted nutrition, energy, sports & fitness and outer nutrition and other. For 2015, 2014 and 2013, the *Formula 1* Healthy Meal, the Company's best-selling product line, made up approximately 30% of its net sales.

Nutrient-rich products to satisfy daily nutritional needs

Weight Management (64% of net sales)	▪ *Formula 1* is the Company's top-selling product (~30% of overall net sales) ▪ Solutions to increase customer success with weight-loss ▪ Plan to provide new, healthy meal variations – such as bars, soups and shakes	
Targeted Nutrition (24% of net sales)	▪ *Aloe Concentrate* is a core offering in the targeted nutrition product line ▪ Dietary and nutritional supplements containing quality herbs, vitamins and minerals with focus on healthy aging and everyday wellness ▪ Strengthen current products portfolio using latest science and research	
Energy, Sports and Fitness (6% of net sales)	▪ Formulated to meet the nutritional needs of athletes ▪ Leverage young, trendy image of *Herbalife 24* ▪ Build awareness and authenticity through our team, athlete and event sponsorships, and increase member confidence	
Outer Nutrition: Skin Care (7% of net sales)	▪ Body scrubs, creams and specific skin type products ▪ Utilize Outer Nutrition to attract new set of members and provide members new selling opportunity ▪ Includes Literature, promotional and other products	

Note: Percentage of net sales for the LTM period ending 9/30/16.

Product development

The Company is committed to providing the highest-quality, science-based products to help its consumers achieve their health and wellness goals. Herbalife relies on the scientific contributions from Members of its Nutrition Advisory Board, along with its in-house scientific team, to continually upgrade or introduce new products as new scientific studies become available and accepted by regulatory authorities around the world. Herbalife also utilizes the expertise of several international universities and key ingredient suppliers to review, evaluate and formulate new product ideas. Once a particular market opportunity has been identified, the Company's scientists along with its marketing and sales teams work closely with Member leadership to successfully develop and launch the product. Herbalife's aim is to have at least one major product launch each year, timed around the Company's major regional Member education and training events.

Herbalife only develops functional foods on the basis of sound science using ingredients that have been well studied and discussed in background scientific literature. Use of these ingredients for their well-established purposes is by definition not novel, and for that reason, most food uses of these ingredients are not subject to patent protection. Notwithstanding the absence of patent protection, the Company does own proprietary formulations for substantially all of its weight management products and dietary and nutritional supplements. The Company takes care in protecting the intellectual property rights of its proprietary formulas by restricting access to the formulas within the Company to those persons or departments that require access to them to perform their functions, and by requiring its finished goods-suppliers and consultants to execute supply and non-disclosure agreements that seek to contractually protect the Company's intellectual property rights.

CREDIT SUISSE
Confidential
Page 41 of 65

HERBALIFE NUTRITION

E. Weight management and meal replacement markets

Herbalife is a leader in the global weight management and U.S. meal replacement markets. Even though the food and nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements, the Company has a substantial and leading share of both markets with 19% of the global weight management market and 5% of the U.S. weight management market. In meal replacement, a subcategory within weight management, Herbalife has a 36% global market share and 9% U.S. market share.

The global weight management market has demonstrated steady growth over the last five years with a 3.1% compound annual growth rate between 2010 and 2015.

Global weight management market share


19%
8%
3%
2%
2%
$15.4bn
Global Market

U.S. weight management market share


16%
6%
6%
5%
5%
$5.3bn
U.S. Market
(Weight gain)

Key weight management products:



(Herbalife) (Abbott) (Nestle) (Kellogg's) (Atkins) (Unilever)

Global meal replacement market share


36%
5%
5%
4%
2%
$6.9bn
Global Market

U.S. meal replacement market share


14%
13%
9%
8%
5%
$2.3bn
U.S. Market

Key meal replacement products:



(Herbalife) (Atkins) (Kellogg's) (Unilever) (Abbott)

Source: Euromonitor "Weight Management and Wellbeing" and "Meal Replacement" categories, 2015.
Note: The meal replacement market is a subcategory of the weight management market.

CREDIT SUISSE
Confidential
Page 42 of 65

HERBALIFE NUTRITION

F. Manufacturing, distribution and technology

Ingredient traceability and world class supplier network

The Company's objective is to provide the highest quality products to its Members. The Company seeks to accomplish this goal through execution of its "Seed to Feed" strategy that includes significant investments in quality assurance, scientific personnel, product testing and increasing the amount of self-manufacturing of the Company's top products. The Seed to Feed strategy is rooted in using quality ingredients from traceable sources coupled with vertical manufacturing of the Company's most popular products. For Herbalife's botanical products, the Seed to Feed strategy also includes self-manufacturing of teas and herbal ingredients. The Company's procurement activities include the complete self-processing of teas and botanicals into finished raw materials. The Company traces its products all the way out into the field. For example, each bottle of *Formula 1* has its own unique identifier.

Herbalife sources its high quality ingredients from a world class supplier network. Ingredients are sourced from companies that are large and reputable suppliers in their respective field. For example, soy, the Company's most often used ingredient, is sourced from DuPont (formerly Solae) and ADM. Vitamins, minerals and other key ingredients come from companies such as DSM (formerly Roche Vitamins) and BASF. Other key suppliers include Tate & Lyle, DuPont (formerly Danisco), Kyowa Hakko and Naturex. In addition to the Company's own modern quality processes, sourcing from these suppliers also provides integrity to the ingredients by utilizing similar quality processes, equipment, expertise and traceability provided by these leading ingredients companies.

World class supplier network

- Partners with best-in-class global suppliers to provide high quality ingredients
  - ✓ Ingredient integrity and traceability
  - ✓ Higher quality control standards
  - ✓ Leverages suppliers' science, research, technical and production competency

Solae Division of DuPont

ADM Archer Daniels Midland

TATE & LYLE


HERBALIFE
Healthy Meal
Comida Saludable

DSM BRIGHT SCIENCE. BRIGHTER LIVING.

BASF The Chemical Company

DANISCO Division of DuPont

CREDIT SUISSE
Confidential
Page 43 of 65

HERBALIFE
NUTRITION
Vertical integration and industry-leading manufacturing capabilities
Vertical integration and high quality manufacturing are also important components of the Seed to Feed strategy. Herbalife began this initiative in China, with its H.I.M. Suzhou facility which started operations in 2000. The Company accelerated this initiative with the 2009 acquisition of Micelle Labs in Lake Forest, California and renovating the facility into a high-output, high-quality powder and liquid manufacturer. In 2014, the Company began production at the H.I.M. Winston-Salem facility, which is now the Company’s largest manufacturing facility and produces powders, liquids and teas. In 2016, the Company opened a facility in Nanjing, China in order to increase its future manufacturing capacity for China. Collectively, these facilities produce approximately 65% of Herbalife’s products sold worldwide.
In addition to ensuring the highest quality ingredients and building quality into finished products, Herbalife tests its incoming raw materials for compliance to potency, identity and adherence to strict specifications, and Herbalife’s finished products are analyzed for label claim and microbiological purity thereby verifying product safety and shelf life in the market. For the Company’s self-manufactured products, it does substantially all of its testing in-house at the Company’s modern quality control laboratories in the United States and China. The Company has major quality control labs in Southern California, Winston-Salem, North Carolina, Suzhou, China and its Worldwide Quality Center of Excellence in Changsha, China. All H.I.M. quality control labs contain modern analytical equipment and are backed by the expertise in testing and methods development of the Company’s scientists.
Vertical integration and industry-leading manufacturing capabilities
“Seed to Feed” strategy allows further control over the ingredients and quality within its supply chain
Over $250 million invested in self-manufacturing since 2010
Over 300 scientists and 36 PhD’s focused on product development
NSF NSF NSF INTERNATIONAL
NSF NSF NSF INTERNATIONAL
H.I.M.
Suzhou, China Building #1
ISO 17025
(Opened in 2000)
Suzhou, China
Building #2
(Opened in 2012)
H.I.M.
Lake Forest, U.S.
ISO 17025
(Opened in 2009)
Lake Forest, U.S.
Liquid line
(Opened in 2012)
H.I.M.
Changsha, China
ISO 17025
(Opened in 2012)
H.I.M.
Winston-Salem, U.S.
ISO 17025
(Opened in 2014)
H.I.M.
Nanjing, China
ISO 17025
(Opened in 2016)
% of product self-manufactured:
0%
30%
40%
65%+
Note: H.I.M. stands for Herbalife Innovation & Manufacturing. NSF stands for National Science Foundation.
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

Access points compliment daily consumption strategy

The final part of the Seed to Feed strategy is delivering product to Herbalife's Members. As the shift in consumption patterns continues to reflect an increasing daily consumption focus, the Company's strategy is to provide more product access points closer to its Members. Herbalife operates distribution points ranging from large format "hub" distribution centers, or DCs, in Los Angeles, Memphis, and Venray, Netherlands, to mid-size distribution centers in major countries, which include Mexico and South Korea, to small pickup locations spread throughout the world. In addition to these Company-run distribution points, Herbalife partners with retail locations to provide Member pickup points in areas that are not well serviced by Herbalife-run distribution points.

In aggregate, the Company-run distribution points and partner retail locations represent over 1,500 product access points around the world. Herbalife has also introduced automated sales kiosks that provide additional access points to the Company's products. With its multiple distribution formats, Herbalife successfully customizes its sales centers to local markets around the world. Through marketing plan changes intended to enhance customer focus and support sustainable growth Herbalife has lowered the average order size since 2013 by 21.5%.

Large format	Medium format	Small format	3rd party pickup	24/7
				
Los Angeles, USA	Seoul, South Korea	Yaroslavl, Russia	Monterrey, Mexico	Automated Sales Kiosk

2013	2016
>600	>1,500
Product access points	Product access points
219	172
Average volume points per order	Average volume points per order(1)

Note: Access points include 3rd party locations.
(1) Average as of LTM 9/30/16.

CREDIT SUISSE

Confidential
Page 45 of 65

HERBALIFE
NUTRITION
Technology enables high touch customer experience through high tech systems
Herbalife has invested over $300 million in technology systems since 2010 to develop a robust hardware and network infrastructure that supports the Company’s back office systems. Herbalife has six data centers, Oracle Cloud Services and Oracle single instance systems. This global information technology platform supports over 2.5 million transactions every month and enables Herbalife to record and track Member sales, volume points, royalty overrides, bonuses and other incentives. Herbalife’s technology infrastructure also underpin the technology the Company offers its Members, including order platforms, point-of-sale tools, Nutrition Club app and BizWorks dashboard.
Additionally, Herbalife is upgrading its information systems including the upgrade to its Oracle enterprise wide systems which is expected to go live in the summer of 2017.
Core technology
6 data centers globally
Oracle Cloud Services
Oracle ERP single instance
Oracle R12 upgrade underway
Cyber security
PCI compliance
Leverage cloud through partners (Microsoft Azure, Amazon Web Services)
Support access points
Member technology
Segmented application system
Order platforms
- Distributor
- Preferred Member
POS tools
Nutrition Club app
BizWorks Distributor Dashboard
Support wearables
Support social media
Support multiple payment options (PayPal, PayNearMe, etc.)
CREDIT SUISSE
Confidential

HERBALIFE
NUTRITION
G. Member base
As of September 30, 2016 Herbalife had approximately 4.1 million Members, which include approximately 300,000 China sales representatives, sales officers and independent service providers, most of whom are discount customers. People become Herbalife Members for a number of reasons. Many first start out as product consumers who want to lose weight and improve their nutrition. Some later join simply to receive a wholesale price on products they and their families can consume and enjoy. Some join to earn part-time income, wanting to give direct sales a try, whereas others are drawn to Herbalife because they can be their own boss and can earn rewards based on their own skills and hard work. In addition to discounted prices, Members can earn profit from several sources. First, Members may earn profits by purchasing Herbalife’s products at wholesale prices, discounted depending on the Member’s level within the Company’s Marketing Plan, and reselling those products at prices they establish for themselves. Second, Members who sponsor other Members and establish, maintain, coach and train their own sales organizations may earn commissions and bonuses based upon their organization’s production.
Members may sponsor other Members in an attempt to build a sales organization, whether or not they have attained any particular level in the Company’s Marketing Plan. A significant majority of Herbalife’s Members have not sponsored another Member. These “single level” Members are generally considered discount buyers or small retailers. A small number of these single-level Members have attained the sales leader level.
CREDIT SUISSE
Confidential

HERBALIFE
NUTRITION
5. Business model
CREDIT SUISSE
Confidential

HERBALIFE
NUTRITION
5. Business model
A. Herbalife’s personalized socialization dynamic
Herbalife’s business model is focused on developing, manufacturing and selling nutritional and personal care products. The Company is built around the studied idea that people lose weight and achieve their nutritional goals much better as part of a social group. The Company’s direct selling channel is an effective way to sell health and wellness products given the need for consumer education about nutrition products and the high touch and personalized service provided to consumers on a weight loss or weight management program. Sales of weight management, targeted nutrition, energy sports & fitness, and outer nutrition products are strengthened by ongoing personal contact, coaching and education between Members and their customers. As such, the Company promotes frequent interaction between Distributors and end users to enhance consumers nutritional and health education as well as motivate consumers to begin and maintain an active lifestyle through wellness and weight management programs, which in turn creates long-term customers. In addition, Herbalife Members consume the Company’s products themselves and therefore can provide first-hand testimonials of the effectiveness of Herbalife’s products to their customers.
Herbalife has differentiated itself from its competitors through its focus on a consultative sales process through product education and the frequent and sometime daily contact and support that many Members have with their customers. As a result, Herbalife has created an end-user experience that sets itself apart from traditional consumer product companies.
Frequent interaction
Long-term customers
Socializing and sense of community
Product results
Product usage
Herbalife nutrition
Herbalife works closely with its Members to improve the sustainability of the business they have created to market the Company’s products to consumers. As a result, successful marketing efforts and programs developed by Herbalife Members are easily identified, tested and disseminated to the entire Member base. As an example, in 2004, Members in Mexico developed marketing techniques that improved both the affordability and effectiveness of the Company’s weight loss products through the creation of businesses that became known as Nutrition Clubs (“NCs”). These businesses allow consumers to purchase and consume Herbalife products each day while continuing to benefit from the support and interaction Members as well as socializing with other customers.
Confidential

Credit Suisse

HERBALIFE NUTRITION
B. Robust consumer demand drives Herbalife’s success
Herbalife’s business model is predicated on consumption. To support daily consumption initiatives, the Company’s product strategy includes projects such as seasonal flavors for its meal replacement shakes, new flavors of top selling products and various package sizes and products that can be consumed hot, such as savory shakes and soups. Robust consumer demand demonstrates that self-consumption is a key motivating factor for Members. A research survey conducted by Lieberman Research Worldwide in January 2013 determined that approximately 73% of the Company’s Members joined Herbalife to purchase the Company’s products at a discount for personal use.
In addition, 97% of sales end up in the hands of end users as Herbalife doesn’t provide any incentives for Members to load inventory(1).
Primary reason for becoming a member(2)
Product
discount for
personal use
73%
Part-time
income
23%
Full-time
income
4%
Source: Research survey conducted by Lieberman Research Worldwide, January 2013.
(1) Walter H.A. Vandaele, Ph.D., April 2014.
(2) Represents U.S. Members for 2012.
Confidential

Credit Suisse

HERBALIFE NUTRITION
C. Network marketing program
Herbalife’s products are distributed through a global network marketing organization comprised of approximately 4.1 million Members, most of whom are discount customers, operating in 94 countries as of September 30, 2016. In China, due to local regulations, the Company’s sales are conducted through Company operated retail stores, sales representatives, sales officers and independent service providers. In the parts of China where the Company has a direct selling license, sales representatives, sales officers and independent service providers can sell Herbalife product outside of retail establishments.
In addition to helping Members and their customers achieve their goals of health and wellness through consumption of Herbalife products, the Company offers Members a potential income opportunity as independent contractors. First, Members may earn profits by purchasing Herbalife products at wholesale prices, discounted depending on the Member’s level within the Member network, and reselling those products to persons at prices they set for themselves. Second, Members who sponsor other Members and establish and maintain their own sales organizations may earn compensation, including commissions, royalty overrides and production bonuses, based on the activity of their sales organizations, as well as the annual “Founder’s Bonus”, which is based on several additional factors.
Herbalife’s sales are generated primarily from Member purchases that are for reasons other than earning network marketing compensation. The majority of Members has not sponsored another Member and do not earn compensation relating to product sales made by or to other Members.
Network marketing program structure
To become a member, a person must be sponsored by an existing member and purchase an Herbalife Member Pack (HMP)
- In the U.S., Mini HMPs cost $60.70, which includes products of greater suggested retail price (SRP) and information packets
Members
~4.1 million
Members receive 25-50% discount on products purchased
- Preferred members(1) / distributors can renew annually for $15 and sales leaders(2) can renew annually for $75 to retain discounted wholesale pricing
Over 70% of members purchase products for their own consumption
Volume points
Status within the sales structure is based on a volume points system; requalification is required annually
Volume point values are assigned to each product (based on USD price) and rarely change
By earning a certain amount of volume points, Members can qualify for varying team levels with increasing bonuses
Sales teams
Royalties (up to 15%) are paid on purchases by other members up to three levels below the distributor
- Bonus (up to 8%) is paid based on volume points
(1) Preferred members are customers who purchase products at a discount for personal consumption only. They are not allowed to pursue the Herbalife business opportunity.
(2) To become a sales leader, Members must achieve specified Volume Point thresholds of product sales or earn certain amounts of royalty overrides during specified time periods and generally must re-qualify once each year. To attain sales leader status, a Member generally must be responsible for sales of products representing an accumulation of at least 4,000 Volume Points in any consecutive twelve month period.
To re-qualify, sales leaders need to accumulate 4,000 Volume Points within the 12-month re-qualification period.
Confidential

Credit Suisse

HERBALIFE NUTRITION

D. Sales compensation plan

Herbalife has a competitive compensation plan that enables Members to earn retail and wholesale profits, plus income through Royalty Overrides and bonuses. Members are eligible to buy Herbalife products at a discount, which starts out at approximately 25% of earn base. The more a Member sells, the higher the discount, up to a maximum of 50%. While the majority of Members join simply to receive a discount on Herbalife products, Members can also sponsor additional Members and earn additional compensation from the sales of the Members they sponsored. Herbalife's sales compensation plan is based on sales performance of distributors and their respective downline. Total multi-level compensation on each sale is 23% and how that 23% is allocated depends on productivity of the distributor and their downline.

When a member sells *Formula 1* Healthy Meal Nutritional Shake Mix at the suggested retail value of $39.90, distributors earn 23% in royalties and bonuses (MLM compensation) on purchases by their network:


HERBALIFE
Healthy Meal
Comida Saludable
$19.00 (accounted for within net sales as a discount from gross sales)
$5.70
$2.66
$0.38
$12.16
$39.90
Plus tax & shipping
Retail profit / Discount(1) (approximately 50% of suggested retail value)
Royalties (approximately 15%)
Monthly Production Bonus (approximately 7%)
Founder's Annual Bonus (approximately 1%)
Herbalife
23% MLM compensation

(1) Retail discount ranges from 25-50%.

CREDIT SUISSE
Confidential
Page 52 of 65

HERBALIFE NUTRITION
E. Strong member protection policies
In substantially all markets, Herbalife products include a customer satisfaction guarantee. Any customer who is not satisfied with a Herbalife product for any reason may return it within 30 days to the Member from whom it was purchased for a full refund from the Member. In addition, the Company ensures that new Members understand the business opportunity by showing clear, accurate and timely disclosures to prospective Members regarding potential income, including its Statement of Average Gross Compensation. In addition, Herbalife provides a full money-back guarantee to new Members. There is a fully refundable, 90-days money-back guarantee for the cost of entry if membership is resigned for any reason. There is also a 100% refund guarantee on product, plus shipping costs, for return of all unsold product purchased in the prior 12 months upon termination of membership.
Worldwide product returns as a percentage of sales for Q3 2016 were 0.09%. For the years ended December 31, 2015, 2014 and 2013, returns as a percentage of sales were 0.1%, 0.2% and 0.2%, respectively.
Confidential

Credit Suisse

HERBALIFE NUTRITION
F. Federal Trade Commission settlement resolution
In July 2016, the Company agreed to a settlement with the Federal Trade Commission (FTC), making a $200 million cash payment and committing to enhance its United States business practices. As part of the settlement, the Company agreed to measures that include:
Track end-user sales by segmenting discount customers (“preferred members”) from business participants (“distributors”) and having distributor’s document retail sales in the field
More transparently align distributor compensation with retail sales by paying royalties and bonuses based on sales to end users instead of distributor purchases, limiting rewards on personal consumption by distributors and using sales to non-distributor end users for all qualification thresholds
Ensure accurate and reasonable income claims about its business opportunity
Herbalife believes that any MLM company with genuine consumer demand for its products will be able to comply with these standards. In September 2016, Herbalife and the FTC mutually selected Affiliated Monitors, Inc. to serve as the independent compliance auditor that will have the right to inspect the Company records and request additional compliance reports for purposes of conducting audits pursuant to certain aspects of the FTC settlement.
As part of its commitment to enhance its business model in the United States, Herbalife agreed that it can increase its rewards on appropriately documented sales to no more than 110% of current rewards levels. However, if the company can appropriately document 80% of its U.S. sales, then there is no limit on the rewards it can provide on appropriately documented sales. Herbalife further agreed to structurally enhance the focus on retail sales by limiting rewards so that no more than 1/3 of the rewards can come from personal consumption of distributors.
MLM marketing changes
All Herbalife
transactions
Preferred customer
transactions
All distributor transactions
Drop shipped to retail customers
Purchases for resale
Receipted
Non receipted
Purchases for self consumption
Within
limit
Outside of
limit
Documented retail volume.
Can qualify to earn using this volume
Rewardable volume. Can earn on this volume
Combined total estimated to represent more than 65% of US sales on a forward looking basis
Structural limits
If sum of is >80% of total company sales – the Company can pay as much MLM compensation on rewardable volume as it wants (e.g. the Company can reallocate the MLM compensation that would have been generated from the non-rewardable volume to the Rewardable Volume) If sum of is <80% of total company sales – The Company can pay out current marketing plan plus 10% on rewardable volume only (e.g. the Company can reallocate some of the MLM compensation that would have been generated from the non-rewardable volume to the rewardable volume meaning to a limit of 10% of the total payout) Proportion of to cannot be less < 66%. Any portion of rewardable self-consumption above 1/3 of total rewardable volume will count as non-rewardable
Source: Graphical depiction of examples as discussed on the Herbalife Second Quarter 2016 Earnings call, a transcript of which has been posted on Company’s Investor Relations website.
Note: Volume refers to volume points.
Confidential

Credit Suisse

HERBALIFE NUTRITION

MLM compensation changes

	Today	Future (Achieving 80%)		
	Total	Rewardable[(2)]	Non-rewardable	Total
Purchases from the Company[(1)]	$10,000,000	$8,000,000	$2,000,000	$10,000,000
MLM Compensation %	23%	29%	←	23%
MLM Compensation $	$2,300,000	$2,300,000	–	$2,300,000

	Today	Future (Missing 80%)		
	Total	Rewardable[(2)]	Non-rewardable	Total
Purchases from the Company[(1)]	$10,000,000	$7,000,000	$3,000,000	$10,000,000
MLM Compensation %	23%	25%	–	18%
MLM Compensation $	$2,300,000	$1,771,000	–	$1,771,000

70% of $2,300,000:	$1,610,000
+10% of $1,610,000:	$161,000
Total:	$1,771,000

Herbalife's management team believes that the FTC settlement creates new opportunities for the Company to better understand its consumer base and expand its business. The changes allow Herbalife to differentiate the support and services that it provides to preferred Members (those who are solely seeking product discounts) and distributors (those who want to retail or recruit and build a business). Herbalife believes that paying distributors based on receipted sales elevates the standard for the MLM industry and will increase transparency to regulators and investors. Lastly, more robust distributor tools and customer data provides Herbalife with real-time consumer order activity and patterns previously unavailable to the Company.

(1) Assumes Earn Base, which is used to calculate MLM compensation, does not change post settlement implementation.
(2) Assumes 1/3rd limit on compensation from internal consumption.

CREDIT SUISSE
Confidential
Page 55 of 65

HERBALIFE NUTRITION
6. Management
Confidential

Credit Suisse

HERBALIFE NUTRITION

6. Management

Name	Title	Years at Herbalife
Michael O. Johnson	Chairman & CEO	13
Des Walsh	President	12
Richard Goudis	Chief Operating Officer	12
John DeSimone	Chief Financial Officer	9
Dr. John Agwunobi	Chief Health and Nutrition Officer	<1
Alan Hoffman	Executive VP, Global Corporate Affairs	2
Mark Friedman	Executive VP, General Counsel and Secretary	3
Robert Levy	Executive VP, World Wide Sales	23
Miguel Angel Fernandez	Executive VP and Managing Director, The Americas	9
Pamela Jones Harbour	Senior VP and Legal Officer, Global Member Compliance	2

Michael Johnson, Chairman and CEO, is responsible for all aspects of the Company's global operations, ensures the Company has the resources necessary to meet its goals and pursues profitability and growth to increase shareholder value. In June 2017, Johnson will assume the role of Executive Chairman of Herbalife Nutrition and Rich Goudis, currently Chief Operations Officer, will transition to CEO. Under Johnson's leadership, the Company has grown from 2003 net sales of $1.1 billion to $4.5 billion in 2015; introduced industry-leading standards in consumer protection; and built a global brand through its sponsorship of more than 200 teams, athletes and fitness events around the world, including the LA Galaxy and international soccer star Cristiano Ronaldo.

Des Walsh, President, is responsible for the growth of the business by working closely with Members to achieve greater access and deeper penetration of Herbalife products throughout the world. Reporting to him are the managing directors of each of the Company's regions, and he has overall responsibility for Member-facing functions throughout the world, including marketing, promotions, sponsorships, business methods support, events, Member ethics and Member communications. Walsh joined the Company in 2004 as Senior Vice President, worldwide Member sales, where he was responsible for sales strategy, business development, corporate events, worldwide promotions and Member services. Later, he became Executive Vice President of worldwide operations and sales, and had overall responsibility for the Company's business operations in all Herbalife markets around the world.

Richard Goudis, Chief Operating Officer, is responsible for building and sustaining a global infrastructure that allows the Company to achieve its growth goals. His responsibilities include overseeing Worldwide Manufacturing Operations, Product Development, Quality, Supply Chain, Human Resources, Information Technology, Security and regional Finance and Operations functions. In June 2017, Goudis will assume the role of Chief Executive Officer (CEO) of Herbalife Nutrition, succeeding current CEO Michael Johnson. During Goudis' tenure as COO, the Company expanded its H.I.M. facilities to five locations around the world and now manufactures more than 65% of all products in-house, and secured NSF and NSF for Sport certification for its U.S. manufacturing facilities and ISO1705 certification for its 7 quality labs ensuring the highest levels of quality control. Under Goudis' management, Herbalife Nutrition also grew its employee base to more than 8,000 people worldwide. Mr. Goudis joined the Company in June 2004 as Chief Financial Officer. Previously Mr. Goudis was the Chief Operating Officer of Rexall Sundown, a Nasdaq 100 company that was sold to Royal Numico in 2000. After the sale to Royal Numico, Mr. Goudis had operations responsibility for all of Royal Numico's U.S. investments, including General Nutrition Centers, or GNC, Unicity International and Rexall Sundown. From 2002 to May 2004, Mr. Goudis was a partner at Flamingo Capital Partners, a firm he founded in 2002. Mr. Goudis also worked at Sunbeam Corporation and Pratt & Whitney.

John DeSimone, Chief Financial Officer, is responsible for all financial departments including accounting, tax, treasury, strategic planning, and investor relations for the Company's business around the world as well heading the Company's

CREDIT SUISSE
Confidential
Page 57 of 65

HERBALIFE NUTRITION
Member compliance and insights groups. Having joined Herbalife in November 2007, DeSimone first served as Senior Vice President, Finance and has served as the Company’s CFO since January 2010. DeSimone has over 25 of experience in the corporate finance sector. He served as the controller, vice president of finance and chief financial officer of Rexall Sundown, Inc., a multinational manufacturer of nutritional supplements and sports nutrition products that was publicly traded while DeSimone served as its controller and vice president. Prior to joining Herbalife, he was chief executive officer and an investor of Mobile Ventures, LLC, an automotive aftermarket accessory retailer. Mr. DeSimone previously held staff level positions at Precision Response Corporation, Sunbeam, Fleet Bank and KPMG.
Dr. John Agwunobi, Chief Health and Nutrition Officer, is responsible for the Company’s nutrition philosophy and for ensuring that nutrition science is integrated into nutrition training and product education for Independent Herbalife Members. He works closely with the Company’s team of scientists and Ph.D.’s as well as providing leadership and support to the Herbalife Nutrition Institute and the Company’s expert advisory boards. Dr. Agwunobi brings a wealth of experience from both the public and private sectors. Most notably, from 2005-2007, he served as the Assistant Secretary of Health for the U.S. Department of Health and Human Services. During his term, he was responsible for disease prevention and health promotion. He oversaw the Centers for Disease Control, National Institutes of Health, the Food and Drug Administration, the office of the U.S. Surgeon General, and numerous other public health offices and programs.
Alan Hoffman, Executive Vice President, Global Corporate Affairs, is responsible for the Company’s public policy, corporate communications, government affairs, community relations and philanthropy. Hoffman brings more than 20 years of public policy, communications and government affairs experience to the corporate affairs role. Most recently, he served as senior vice president for global public policy at PepsiCo, where he oversaw policy development, external relations and government relations. Before joining PepsiCo, Hoffman served as Deputy Chief of Staff to Vice President of the United States Joe Biden and Deputy Assistant to President Barack Obama, where he was responsible for the long-term planning and day-to-day operations of the vice president’s office. This was the third time he worked for the Vice President having served as Chief of Staff to Senator Biden from 1998 to 2003 and again from 2006 to 2008. Mark Friedman, Executive Vice President, General Counsel and Secretary, is responsible for Company’s worldwide legal affairs and serves as the Company’s corporate secretary. Prior to Herbalife, Mark was general counsel and corporate secretary for the global retail brand, Pinkberry Ventures, Inc., where he led their worldwide intellectual property program, responsible for franchise compliance and expansion into more than 40 new US and global markets. Mark was also the legal lead on cross-functional teams that advised on vendor selection, crisis management and food safety. He collaborated closely with product development groups to ensure regulatory compliance with agencies such as US FDA. Robert Levy, Executive Vice President, Worldwide Sales and Marketing, is responsible for all Member-facing business, sales and marketing functions across a region that includes Europe, Middle East, Africa, Asia, China, Australia and New Zealand. He is also responsible for worldwide sales strategy and planning, product and brand marketing, events and promotions, Member technology and strategy, and Member nutrition training. Levy has been with Herbalife for more than 20 years and has held a number of senior roles within the Company. As managing director of South America, Levy had responsibility for all of Herbalife’s activities in South America, including sales, marketing and operations. He has also had regional responsibilities for North America, Mexico, Southeast Asia and India.
Miguel Angel Fernandez, Executive Vice President and Managing Director, The Americas, is responsible for Member-facing business, sales and marketing functions across a region that includes North America, Canada, South America, Central America and Mexico. He is also responsible for all global Member operations, including call centers and sales analysis. Prior to this position, Fernandez served as senior vice president and managing director of Mexico, Herbalife’s second largest market, having previously served as vice president, finance for Mexico and Central America and vice president, finance and Member operations.
Pamela Jones Harbour, Senior Vice President and Legal Officer, Global Member Compliance and Privacy, is responsible for leading a compliance team across more than 90 markets, developing and enhancing policies and infrastructure to ensure the effective education, training and mentoring programs for independent Herbalife Members worldwide. She also coordinates the Company’s global privacy and cyber security efforts. Pamela was a litigation partner in three American law firms, with a specialty area in antitrust, consumer protection and data security law, where she chaired and co-chaired privacy practices at two of the firms. Pamela is well recognized for her knowledge of evolving areas of competition and consumer protection law, including privacy and data security issues. Pamela served as a commissioner on the United States Federal Trade Commission from 2003 until April 2010 and as a Deputy Attorney General of the New York State Attorney General’s Office in the 1990s.
Confidential

CREDIT SUISSE

HERBALIFE NUTRITION
7. Historical financial results
CREDIT SUISSE
Confidential

HERBALIFE NUTRITION

D. Adjusted EBITDA reconciliation

($ in millions)

	Fiscal year ended 12/31,				LTM
	2012	2013	2014	2015	9/30/16
Net income	$464	$528	$309	$339	$245
Consolidated interest expense	15	24	48	50	50
Provision for income taxes	187	189	113	147	102
Depreciation expenses	74	85	93	98	98
Amortization expenses	2	3	43	51	52
EBITDA	**$742**	**$828**	**$606**	**$685**	**$546**
Adjustments pursuant to existing credit agreement:					
Regulatory settlements	–	–	–	–	$203
Expenses related to regulatory inquiries	–	–	15	21	19
Expenses related to regulatory implementation	–	–	–	–	5
Expenses incurred responding to attacks on the Company's business model	–	29	25	19	14
Expenses incurred for re-audit of 2010-2012 financial statements[1]	–	20	–	–	–
Expenses incurred for the recovery of re-audit fees	–	–	1	2	4
Remeasurement and impairment losses relating to Venezuela	–	15	229	37	5
Recovery of defective manufacturing equipment previously impaired	–	–	–	(3)	(3)
Legal reserve for the Bostick case	–	–	–	(2)	(2)
Other adjustments permitted under credit agreement[2]	0	–	–	15	9
Inventory write down	–	–	–	25	20
Stock-based compensation	28	29	46	45	41
Adjusted EBITDA	**$770**	**$922**	**$922**	**$845**	**$861**

Note: Adjusted EBITDA calculated pursuant to existing credit agreement. The Company believes this information is useful because it is used in preparing the Company's bank covenant compliance.

(1) Due to KPMG resignation.

(2) Other adjustments include, among others things, certain advertising, insurance and manufacturing expenses.

CREDIT SUISSE

Confidential
Page 65 of 65